Exhibit 10.18.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, PROMISSORY NOTE SECURED BY DEED OF TRUST (MORTGAGE LOAN), AND PROMISSORY NOTE SECURED BY DEED OF TRUST (TERM LOAN)

This First Amendment to Loan and Security Agreement, Promissory Note Secured By Deed of Trust (Mortgage Loan), and Promissory Note Secured By Deed of Trust (Term Loan)(“Amendment”), dated as of October 31, 2008, by and between CITIBANK, N.A. (“Lender”), and OMNIVISION TECHNOLOGIES, INC. (“Borrower”) is made with reference to the following facts:

RECITALS

A.          Lender and Borrower entered into a Loan and Security Agreement, dated as of March 16, 2007 (as amended or modified from time to time, the “Loan Agreement”), pursuant to which Lender made (i) a Mortgage Loan (as such term is defined in the Loan Agreement) to Borrower in an initial principal amount not to exceed Twenty-Seven Million Nine Hundred Twenty-Seven Thousand Forty-Five and No/100 Dollars ($27,927,045.00), and (ii) a Term Loan (as such term is defined in the Loan Agreement) to Borrower in a total aggregate amount not to exceed Twelve Million Dollars ($12,000,000), in each case, on the terms and conditions contained in the Loan Agreement.

B.           The Mortgage Loan is evidenced by that certain Promissory Note Secured by Deed of Trust (Mortgage Loan), dated March 16, 2007, in the initial principal amount of Twenty-Seven Million Nine Hundred Twenty-Seven Thousand Forty-Five and No/100 Dollars ($27,927,045.00) (as amended, modified, renewed or extended, the “Mortgage Loan Note”).

C.           The Term Loan is evidenced by that certain Promissory Note Secured by Deed of Trust (Term Loan), dated March 16, 2007, in the initial principal amount of Twelve Million and No/100 Dollars ($12,000,000.00) (as amended, modified, renewed or extended, the “Term Loan Note”).

D.          The parties hereto desire to amend the Loan Agreement, the Mortgage Loan Note and the Term Loan Note as set forth in this Amendment.

E.           Except as may be otherwise expressly defined in this Amendment, all capitalized terms used in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           Recitals. The Recitals set forth above are incorporated into this Amendment by this reference.

2.           Modification of Loan Agreement.

2.1           The definition of Interest Period set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“`Interest Period’ means for (a) for the first Interest Period hereunder, from the date of initial funding of either of the Loans through and including March 31, 2007, and (b) for each Interest Period thereafter commencing April 1, 2007, one calendar month (i.e., periods ending on the last day of each calendar month).”

2.2           The definition of LIBOR Rate (Term Loan) set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“`LIBOR Rate (Term Loan)’ means, for each Interest Period, the rate per annum determined by Lender as the sum of (a) the quotient of (i) the LIBOR Base Rate (Term Loan) for such Interest Period, divided by (ii) 100% minus the Reserve Percentage, plus (b) one and one-quarter percent (1.25%). The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.”

2.3           The definition of LIBOR Rate (Mortgage Loan) set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“`LIBOR Rate (Mortgage Loan)’ means, for each Interest Period, the rate per annum determined by Lender as the sum of (a) the quotient of (i) the LIBOR Base Rate (Mortgage Loan) for such Interest Period, divided by (ii) 100% minus the Reserve Percentage, plus (b) nine-tenths percent (0.90%). The LIBOR Rate (Mortgage Loan) shall be adjusted on and as of the effective day of any change in the Reserve Percentage.”

2.4           Section 3.2(a)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)         Commencing on May 1, 2007, and continuing on the first day of each calendar month thereafter to and including October 1, 2008, Borrower shall make monthly payments to Lender of principal and interest (in arrears) in an amount necessary to fully amortize the Mortgage Loan over an amortization period ending on April 30, 2032.”

2.5           Section 3.2(a)(iii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(iii)        On November 1, 2008, Borrower shall make a monthly principal payment in an amount equal to Seventy-Six Thousand Five Hundred Fourteen and 54/100 Dollars ($76,514.54), plus interest in arrears at the LIBOR Rate (Mortgage Loan). Commencing on December 1, 2008, and continuing on the first day of each calendar month thereafter, Borrower shall make one hundred and one (101) monthly principal payments in an amount equal to Forty-Six Thousand One Hundred Thirty-Eight and 27/100 Dollars ($46,138.27), plus interest in arrears at the LIBOR Rate (Mortgage Loan).”

2.6           The following Section 3.2(a)(iv) is added to the Loan Agreement:

“(iv)        The entire balance of principal and accrued interest and other amounts then outstanding on the Mortgage Loan are due and payable on the Maturity Date (Mortgage Loan). Borrower acknowledges that such balance will not equal the monthly payments specified in Section 3.2(a)(i), Section 3.2(a)(ii) and Section 3.2(a)(iii).”

3.           Modification of the Mortgage Loan Note. The Mortgage Loan Note is hereby modified as follows:

3.1           The provision in Section 6 of the Mortgage Loan Note is hereby deleted in its entirety and replaced with the words, “INTENTIONALLY OMITTED.”

3.2           The first sentence in Section 7 of the Mortgage Loan Note is hereby deleted in its entirety and replaced with the following:

“Each payment hereunder shall be applied when received, first, to accrued unpaid interest; then, to principal; and then to any unpaid Past Due Charge (as defined in the Loan Agreement) and other unpaid fees and charges, unless another order of payment is selected by Lender or is otherwise required by applicable law.”

4.           Modification of the Term Loan Note. The Term Loan Note is hereby modified as follows:

4.1           The provision in Section 6 of the Term Loan Note is hereby deleted in its entirety and replaced with the words, “INTENTIONALLY OMITTED.”

5.           Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender as follows:

5.1           No Event of Default specified in the Loan Agreement and no event, which with notice or lapse of time or both would become such an Event of Default, has occurred and is continuing.

5.2           The representations and warranties of Borrower pursuant to the Loan Agreement are true on and as of the date hereof as if made on and as of said date.

5.3           The making and performance by Borrower of this Amendment have been duly authorized by all necessary action.

5.4           No consent, approval, authorization, permit or license is required solely on account of Borrower in connection with the making or performance of the Loan Agreement, as amended hereby.

6.           Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon receipt by Lender of a counterpart original of this Amendment duly executed by each of the parties hereto.

7.           Miscellaneous

7.1           No failure on Lender’s part at any time to require the performance by Borrower of any term of the Loan Agreement, as amended hereby, or any other Loan Document shall in any way affect Lender’s rights to enforce such term, nor shall any waiver by Lender of any term thereof be taken or held to be a waiver of any other term thereof or of any breach or subsequent breach thereof.

7.2           Borrower acknowledges and confirms its liability for all Indebtedness and Obligations under the Loan Agreement, as amended hereby, and the other Loan Documents.

7.3           This Amendment is made exclusively for the benefit of and solely for the protection of Lender, on the one hand, and Borrower, on the other hand, and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.

7.4           Whenever the context so requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The headings used in this Amendment are inserted solely for the convenience of reference and are not part of, nor intended to govern, limit or aid in the construction of, any term or provision hereof.

7.5           At no time shall the prior or subsequent course of conduct between Lender and Borrower directly or indirectly limit, impair, or otherwise adversely affect either party’s rights or remedies in connection with the Loan Agreement, this Amendment or the other Loan Documents, or detract from or otherwise affect the literal interpretation and effect of such documents.

7.6           This Amendment represents the entire understanding and agreement of the parties with respect to the subject matter hereof, except to the extent that the Loan Agreement, the Mortgage Loan Note and the other Loan Documents still remain in effect as described herein, and the same may not be altered or amended, except by subsequent written agreement executed by the parties hereto. The parties hereto acknowledge receipt of a copy of this Amendment.

7.7           In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or the Mortgage Loan Note, the terms and provisions of this Amendment shall govern. In all other respects, the Loan Agreement and the Mortgage Loan Note, each as amended and supplemented hereby, shall remain in full force and effect.

7.8           This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

7.9           This Amendment will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.

7.10         TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, ANY CONTROVERSY HEREUNDER SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF THAT CERTAIN ALTERNATIVE DISPUTE RESOLUTION AGREEMENT, DATED AS OF MARCH 16, 2007 BY AND BETWEEN BORROWER AND LENDER

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

OMNIVISION TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Anson Chan
Name:	Anson Chan
Title:	Chief Financial Officer

CITIBANK, N.A.

By:	/s/ Robert J. Hurley
Robert J. Hurley
Vice President